EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-262893) of our report dated March 14, 2022, relating to the consolidated financial statements as of and for the years ended December 31, 2021 and 2020 of Communications Systems, Inc. and subsidiaries appearing in Communications Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US LLP

Minneapolis, Minnesota

March 16, 2022